Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the EnerSys 2010 Equity Incentive Plan of EnerSys of our reports dated June 1, 2010, with respect to the consolidated financial statements and schedule of EnerSys and the effectiveness of internal control over financial reporting of EnerSys included in its Annual Report (Form 10-K) for the year ended March 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 10, 2010